Senti Bio Announces Third Quarter 2024 Results and Recent Pipeline and Corporate Highlights

– Enrollment continues in Phase 1 clinical trial of SENTI-202 for the treatment of relapsed/refractory hematologic malignancies including AML; initial clinical data expected in Q4 2024 –

SOUTH SAN FRANCISCO, Calif., November 14, 2024 -- Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio” or the “Company”), a biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today reported financial results for the third quarter of 2024 and provided a summary of recent pipeline and corporate highlights.

“Over the past quarter, we have continued to execute on our clinical milestones and look forward to sharing initial results from the clinical trial of SENTI-202 before 2024 year-end,” said Timothy Lu, MD, PhD, Chief Executive Officer and Co-Founder of Senti Bio. “As we look toward 2025, we anticipate sharing additional data from this trial including initial durability data and we look forward to continue demonstrating the potential of our technology in our next-generation cell therapies in oncology.”

PIPELINE AND CORPORATE HIGHLIGHTS

SENTI-202 for Acute Myeloid Leukemia (“AML”): The Company announced that patient dosing has commenced, and is ongoing, in the Phase 1 clinical trial of SENTI-202 (NCT06325748) for the treatment of relapsed/refractory hematologic malignancies including AML. The Phase 1 trial focuses on patients with relapsed/refractory AML in the U.S. and Australia. Initial safety and efficacy data readout remains on-track by year-end 2024 and initial durability data is expected to follow in 2025.

CIRM Grant Commencement for Clinical Development of SENTI-202: Through November 2024, Senti Bio has received $4.9 million of an $8.0 million grant from the California Institute for Regenerative Medicines (“CIRM”) that was first announced in June 2024.

SENTI-301A for HCC: Senti Bio is developing SENTI-301A to treat solid tumors in China through a strategic collaboration with Celest Therapeutics (Shanghai) Co. Ltd (“Celest”). Celest plans to enroll patients initially in a pilot trial in mainland China and expects to dose the first patient in the fourth quarter of 2024.

SELECTED THIRD QUARTER 2024 FINANCIAL RESULTS

•Cash and Cash Equivalents: As of September 30, 2024, Senti Bio held cash and cash equivalents of $10.5 million. Subsequent to quarter-end, the Company received $2.5 million, the second tranche of an $8.0 million grant from CIRM, for achieving a CIRM operational milestone in August 2024.

•R&D Expenses: Research and development expenses were $8.7 million for the quarter ended September 30, 2024, compared to $9.1 million for the same period in 2023.

The decrease year over year was primarily related to a reduction in headcount, offset by an increase in manufacturing costs to support development of Senti Bio’s wholly-owned programs.

•G&A Expenses: General and administrative expenses were $6.2 million for the quarter ended September 30, 2024, compared to $9.4 million for the same period in 2023. The decrease year over year was mainly attributed to a reduction in headcount.

•Net Loss: Net loss was $28.9 million, or $(6.31) per basic and diluted share, for the quarter ended September 30, 2024.

UPCOMING EVENTS

Senti Bio plans to participate in the following scientific conferences in the near future:

•Immunotherapy Bridge 2024
December 4-5, 2024 – Naples, Italy
•American Society of Hematology 2024
December 7-10, 2024 – San Diego, CA

About Senti Bio Senti Bio is a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging a synthetic biology platform called Gene Circuits to create therapies with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. The Company’s wholly-owned pipeline utilizes off-the-shelf CAR-NK cells, outfitted with Gene Circuits, to target challenging liquid and solid tumor indications. Senti Bio has also preclinically demonstrated the potential breadth of Gene Circuits in other modalities, diseases outside of oncology, and continues to advance these capabilities through partnerships with Spark Therapeutics and BlueRock Therapeutics.

Forward-Looking Statements This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, expectations regarding Senti Bio’s growth, strategy, progress and timing of its clinical trials for SENTI-202, including the timing and the amount of grant from CIRM; the timing of availability of data from the ongoing Phase 1 clinical trial of SENTI-202; the ability of any product candidate to perform in humans in a manner consistent with nonclinical, preclinical or previous clinical study data; the growth, strategy, progress and timing of clinical trials for SENTI-301A through Celest in China; expectations regarding the anticipated dosing of patients and availability of data from clinical trials, and the timing thereof; the ability to initiate new clinical programs; as well as statements about the potential attributes and benefits of Senti Bio’s platform technology and the progress and continuation of its collaborations with Celest, Spark Therapeutics and BlueRock Therapeutics and other collaboration and strategic partners. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s clinical trial start up, clinical studies, patient enrollment, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with clinical trial startup, clinical studies, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, (ix) risks related to the timing and utilization of the grant from CIRM, and (x) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Availability of Other Information About Senti Biosciences, Inc. For more information, please visit the Senti Bio website at https://www.sentibio.com or follow Senti Bio on X (@SentiBio) and LinkedIn (Senti Biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X and LinkedIn. The information that we post on our website or on X or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2024	2023

Cash and cash equivalents	$10,479	$35,926
Total assets	57,721	119,484
Total liabilities	41,727	52,571
Total stockholders’ equity	15,994	66,913

Senti Biosciences, Inc.
Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Total revenue	$—	$338	$—	$2,561
Operating expenses:
Research and development (including related party cost of $3,790 and $1,186 for the three months ended September 30, 2024 and 2023, respectively, and $11,059 and $1,186 for the nine months ended September 30, 2024 and 2023, respectively)	8,655	9,092	26,584	23,028
General and administrative	6,247	9,431	17,975	27,871
Impairment of long-lived assets	313	25,691	313	25,691
Total operating expenses	15,215	44,214	44,872	76,590
Loss from operations	(15,215)	(43,876)	(44,872)	(74,029)
Total other income (expense), net	(13,651)	7,261	(7,308)	9,311
Net loss from continuing operations	(28,866)	(36,615)	(52,180)	(64,718)
Net income from discontinued operations	—	21,692	—	12,376
Net loss	(28,866)	(14,923)	(52,180)	(52,342)
Other comprehensive loss	—	—	—	(1)
Comprehensive loss	$(28,866)	$(14,923)	$(52,180)	$(52,343)

Net loss per share from continuing operations, basic and diluted	$(6.31)	$(8.24)	$(11.41)	$(14.62)
Net income per share, from discontinued operations basic and diluted	—	4.88	—	2.80
Net loss per share, basic and diluted	$(6.31)	$(3.36)	$(11.41)	$(11.82)
Weighted-average shares outstanding, basic and diluted	4,577,122	4,447,223	4,573,307	4,427,458

Senti Bio Contacts
Investors: investors@sentibio.com
Media: media@sentibio.com